Exhibit 99.2

Notice of Guaranteed Delivery

for

Offer to Exchange

6.875% Senior Notes due 2022 and Related Guarantees

for

6.875% Senior Notes due 2022 and Related Guarantees

of

Century Communities, Inc.

Pursuant to the Prospectus Dated                                    , 2015

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THE EVENING OF , 2015 (the 25th Business Day Following Commencement of the Exchange Offer), UNLESS EXTENDED (THE “EXPIRATION DATE”).

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Facsimile Transmission (for eligible institutions only):

U.S. Bank National Association Corporate Trust Support Services 111 Fillmore Avenue East St. Paul, MN 55107 Attention: Specialized Finance Department	(651) 466-7372 Attention: Specialized Finance Fax cover sheets should provide a call-back number and request a call back, upon receipt.

Confirm receipt by calling: (651) 466-7150

The undersigned hereby acknowledges receipt of the prospectus, dated                                     , 2015, of Century Communities, Inc. a Delaware corporation (the “Issuer”), and the related letter of transmittal, which together constitute the Issuer’s offer to exchange, in an exchange offer (the “Exchange Offer”), up to $60,000,000 aggregate principal amount of any and all of its outstanding privately offered and placed 6.875% Senior Notes due 2022 and related guarantees issued on April 9, 2015 (the “Initial Notes”) for new 6.875% Senior Notes due 2022 and related guarantees (the “Exchange Notes”) that are registered under the Securities Act of 1933, as amended.

This notice of guaranteed delivery, or a notice substantially equivalent to this form, must be used to accept the Exchange Offer if (1) certificates for the Initial Notes are not immediately available, (2) Initial Notes, the letter of transmittal and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date, or (3) the procedures for delivery by book-entry transfer cannot be completed prior to the Expiration Date. This notice of guaranteed delivery may be transmitted by facsimile or delivered by mail, hand or overnight courier to the Exchange Agent prior to the Expiration Date. See “The Exchange Offer—Guaranteed Delivery Procedures” in the prospectus.

Transmission of this notice of guaranteed delivery via facsimile to a number other than as set forth above or delivery of this notice of guaranteed delivery to an address other than as set forth above will not constitute a valid delivery.

This notice of guaranteed delivery is not to be used to guarantee signatures. If an “eligible institution” is required to guarantee a signature on a letter of transmittal pursuant to the instructions therein, such signature guarantee must appear in the applicable space provided in the signature box in the letter of transmittal.

*  *  *  *  *  *  *  *

2

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Century Communities, Inc. (the “Issuer”), upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal, the aggregate principal amount of Initial Notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.” The undersigned hereby authorizes the Exchange Agent to deliver this notice of guaranteed delivery to the Issuer with respect to the Initial Notes tendered pursuant to the Exchange Offer.

The undersigned understands that tenders of the Initial Notes will be accepted only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The undersigned also understands that tenders of the Initial Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. For a withdrawal of a tender of Initial Notes to be effective, it must be made in accordance with the procedures set forth in the prospectus under “The Exchange Offer—Withdrawal Rights.”

The undersigned understands that the exchange of Initial Notes for Exchange Notes will be made only if the Exchange Agent timely receives (1) the certificates of the tendered Initial Notes, in proper form for transfer (or a book-entry confirmation of the transfer of such Initial Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”)), and (2) a letter of transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees, together with any other documents required by the letter of transmittal (or a properly transmitted agent’s message), within three New York Stock Exchange trading days after the Expiration Date.

The authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

3

DO NOT SEND INITIAL NOTES WITH THIS FORM. INITIAL NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT’S MESSAGE.

This notice of guaranteed delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for Initial Notes or on a security position listing as the owner of Initial Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address:

(Zip Code)

Tel No.:

4

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE

(Not to be used for Signature Guarantee)

The undersigned, an “eligible guarantor institution” meeting the requirements of the registrar for the Initial Notes, which requirements include membership or participation in the Security Transfer Agent Medallion Program, or STAMP, or such other “signature guarantee program” as may be determined by the registrar for the Initial Notes in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, hereby guarantees that the Initial Notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under “The Exchange Offer—Guaranteed Delivery Procedures”), and that the Exchange Agent will receive (1) such Initial Notes, or a book-entry confirmation of the transfer of such Initial Notes into the Exchange Agent’s account at The Depository Trust Company, and (2) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent’s message, within three New York Stock Exchange trading days after the Expiration Date.

The eligible guarantor institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the letter of transmittal, or a properly transmitted agent’s message, and Initial Notes, or a book-entry confirmation in the case of a book-entry transfer, to the Exchange Agent within the time period set forth above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Title:

Address:

Telephone Number (Including Area Code):

Dated:	, 2015

5